SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by Registrant                        [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ]      Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12

                          Capital Southwest Corporation
     -----------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
     -----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.
[ ]      Fee  computed on table below per  Exchange  Act Rules  14-a6(i)(4)  and
         0-11.

         1) Title of each class of securities to which transaction applies:

                  --------------------------------------------------------------
         2)       Aggregate number of securities to which transaction applies:

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         3)       Per  unit  price  or other  underlying  value  of  transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                  --------------------------------------------------------------

         4)       Proposed maximum aggregate value of transaction:

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         5)       Total fee paid:

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[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)       Amount Previously Paid:

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         2)       Form, Schedule or Registration Statement No.:

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         3)       Filing Party:

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         4)       Date Filed:

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

                                                                    June 4, 2002



To the Shareholders of Capital Southwest Corporation:

         The Annual Meeting of Shareholders of our Corporation will be held on Monday, July 15, 2002, at 10:00 a.m. in the North Dallas Bank Tower Meeting Room (First Floor), 12900 Preston Road, Dallas, Texas.

         A Notice of the Annual Meeting, a Proxy and a Proxy Statement containing information about matters to be acted upon are enclosed. In addition, the Capital Southwest Corporation Annual Report for the fiscal year ended March 31, 2002 is enclosed to provide information regarding the performance of the Corporation during the past year. Holders of Common Stock are entitled to vote on the basis of one vote for each share held. If you attend the Annual Meeting, you retain the right to vote in person even though you previously mailed the enclosed Proxy.

         It is important that your shares be represented at the meeting whether or not you are personally in attendance. Please review the Proxy Statement and sign, date and return the enclosed Proxy at your earliest convenience. I look forward to meeting with you and, together with our directors and officers, discussing the Corporation's business. I hope you will be present.

                                             Very truly yours,

                                              /s/ William R. Thomas
                                             -----------------------------------
                                             William R. Thomas
                                             President and Chairman of the Board

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JULY 15, 2002

To the Shareholders of Capital Southwest Corporation:

NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of Capital Southwest Corporation, a Texas corporation (the "Corporation"), will be held on Monday, July 15, 2002, at 10:00 a.m., Dallas time, in the Meeting Room (First Floor) of the North Dallas Bank Tower, 12900 Preston Road, Dallas, Texas, for the following purposes:

1. To elect five directors to serve until the next Annual Meeting of Shareholders or until their respective successors shall be elected and qualified.

2. To ratify the appointment of KPMG LLP as independent auditors for the Corporation.

3. To transact such other business as may properly come before the meeting and any adjournment thereof.

Only holders of Common Stock of the Corporation of record at the close of business on June 3, 2002 will be entitled to notice of, and to vote at, the meeting and any adjournment thereof.


If you do not expect to attend in person, please sign, date and return the proxy at your earliest convenience in the enclosed envelope. No postage is required for mailing in the United States. A prompt return of your proxy will be appreciated as it will save the expense of further mailings.

                                              By Order of the Board of Directors
                                              SUSAN K. HODGSON
                                              Secretary
Dallas, Texas
June 4, 2002

                                 PROXY STATEMENT

                       FOR ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD JULY 15, 2002

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Capital Southwest Corporation, a Texas corporation (the "Corporation"), of proxies to be voted at the Annual Meeting of Shareholders to be held on July 15, 2002 or any adjournment thereof. The date on which this Proxy Statement and the enclosed form of proxy are first being sent or given to shareholders of the Corporation is on or about June 4, 2002.

                             PURPOSES OF THE MEETING

         The Annual Meeting of the Shareholders is to be held for the purposes of (1) electing five persons to serve as directors of the Corporation until the next Annual Meeting of Shareholders, or until their respective successors shall be elected and qualified (see ELECTION OF DIRECTORS); (2) ratifying the appointment by the Board of Directors of KPMG LLP as independent auditors for the Corporation (see APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS); and (3) transacting such other business as may properly come before the meeting or any adjournment thereof.

         To be elected a director, each nominee must receive the favorable vote of the holders of a majority of the shares of Common Stock entitled to vote and represented at the Annual Meeting. In order to ratify the appointment of KPMG LLP as independent auditors for the Corporation for the year ending March 31, 2003, the ratification proposal must receive the favorable vote of a majority of the shares of Common Stock entitled to vote and represented at the Annual Meeting.

         The Board of Directors unanimously recommends that the shareholders vote FOR the election as directors of the persons named under ELECTION OF DIRECTORS and FOR the ratification of the appointment of KPMG LLP as independent auditors.

                              VOTING AT THE MEETING

         The record date for holders of Common Stock entitled to notice of, and to vote at, the Annual Meeting of Shareholders is the close of business on June 3, 2002, at which time the Corporation had outstanding and entitled to vote at the meeting 3,829,051 shares of Common Stock.

         The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Annual Meeting is necessary to constitute a quorum. In deciding all questions, a shareholder shall be entitled to one vote, in person or by proxy, for each share of Common Stock held in his name at the close of business on the record date. Shareholders who are present, in person or by proxy, but abstain from voting on any item will be counted as present at the meeting, but not voting on any such item. Similarly, nominees (such as broker-dealers) who are present, in person or by proxy, but abstain or refrain from voting on any item, will be counted as present at the meeting, but not voting on any such item.

         Each proxy delivered to the Corporation, unless the shareholder otherwise specifies therein, will be voted FOR the election as directors of the persons named under ELECTION OF DIRECTORS (PROPOSAL 1) and FOR the ratification of the appointment by the Board of Directors of KPMG LLP as independent auditors (PROPOSAL 2). In each case where the shareholder has appropriately specified how the proxy is to be voted, it will be voted in accordance with his specification. As to any other matter or business which may be brought before the meeting, a vote may be cast pursuant to the accompanying proxy in accordance with the judgment of the person or persons voting the same, but neither management nor the Board of Directors of the Corporation knows of any such other matter or business. Any shareholder has the power to revoke his proxy at any time insofar as it is then not exercised by giving notice of such revocation, either personally or in writing, to the Secretary of the Corporation or by the execution and delivery to the Corporation of a new proxy dated subsequent to the original proxy.

                  STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table sets forth certain information with respect to the beneficial ownership of Common Stock of the Corporation as of May 1, 2002 by (1) each person, so far as is known to the management of the Corporation, who is the beneficial owner (as that term is defined in the rules and regulations of the Securities and Exchange Commission) of more than 5% of the outstanding Common Stock, (2) each executive officer listed in the Summary Compensation Table, (3) each director of the Corporation, and (4) all directors and executive officers of the Corporation as a group. Unless otherwise indicated below, each of the persons named in the table has sole voting and investment power with respect to the shares indicated to be beneficially owned.

         Name and Address                       Shares Owned            Percent
         of Beneficial Owner                    Beneficially            of Class
         -------------------                    ------------            --------

         William R. Thomas
         12900 Preston Rd., Suite 700
         Dallas, Texas 75230...................    961,063  (1)(2)(3)     25.1%

         Name and Address                       Shares Owned            Percent
         of Beneficial Owner                    Beneficially            of Class
         -------------------                    ------------            --------

         EQSF Advisers, Inc.
         767 Third Avenue
         New York, New York 10017..............    422,836        (4)      11.0

         Artisan Partners Limited Partnership
         1000 North Water Street #1770
         Milwaukee, Wisconsin  53202...........    330,903        (5)       8.6

         First Manhattan Company
         437 Madison Avenue

         New York, New York  10022.............    217,671        (6)       5.7

         Gary L. Martin........................    230,777     (2)(3)       6.0

         Patrick F. Hamner.....................    129,708     (2)(3)       3.4

         Graeme W. Henderson...................      4,700        (7)       0.1

         James M. Nolan........................      4,000                  0.1

         John H. Wilson........................      1,000                  -

         All directors and executive officers

         as a group (7 persons)................  1,119,454        (8)     29.0

         (1) Mr. Thomas has sole voting and investment power with respect to 611,332 shares, which include 75,620 shares owned by his two children and 206,525 shares owned by Thomas Heritage Partners, Ltd., in which Mr. Thomas has a 50.7% limited partnership interest. Mr. Thomas holds a majority interest in and is President and sole manager of Thomas Heritage Company, LLC, the sole general partner of Thomas Heritage Partners, Ltd.

         (2) Mr. Thomas is a trustee of certain trusts pursuant to employee stock ownership plans for employees of the Corporation and its wholly-owned portfolio companies owning 256,787 shares, with the power as trustee to vote such shares. Mr. Thomas also participates in the power to direct the trustees in the voting of 88,144 shares owned by a trust pursuant to a pension plan for employees of the Corporation and certain wholly-owned portfolio companies of the Corporation. Accordingly, Mr. Thomas has shared voting and investment power with respect to the 344,931 shares, representing 9.0% of the outstanding Common Stock of the Corporation, owned by the aforementioned trusts. Under the rules and regulations of the Securities and Exchange Commission, Mr. Thomas is deemed to be the beneficial owner of such 344,931 shares, which are included in the shares beneficially owned by Mr. Thomas.

         Mr. Martin serves as trustee, with Mr. Thomas, of two of the aforementioned trusts owning 36,364 and 88,144 shares. Accordingly, Mr. Martin has shared voting and investment power with respect to the 124,508 shares. Under the rules and regulations of the Securities and Exchange Commission, Mr. Martin is deemed to be the beneficial owner of such 124,508 shares, which are included in the shares beneficially owned by Mr. Martin.

         Of the shares owned by a trust pursuant to the aforementioned employee stock ownership plans, 4,034 were allocated to Mr. Martin, all of which were vested.

         Mr. Hamner, with Messrs. Thomas and Martin, participates in the power to direct the trustees in the voting of 88,144 shares owned by one of the aforementioned trusts. Under the rules and regulations of the Securities and Exchange Commission, Mr. Hamner is deemed to be the beneficial owner of such 88,144 shares, which are included in the shares beneficially owned by Mr. Hamner.

         (3) Includes  16,500,  14,000 and 4,800 shares  subject to  immediately
exercisable   stock  options  held  by  Messrs.   Hamner,   Martin  and  Thomas,
respectively.

         (4) As reported to the Corporation by EQSF Advisers, Inc., that corporation or M. J. Whitman Advisers, Inc. or Martin J. Whitman, individually, had shared voting and dispositive power with respect to none of such shares, sole voting power with respect to 411,311 shares and sole dispositive power with respect to 422,836 shares by reasons of advisory and other relationships with the persons who own the shares. EQSF Advisers, Inc., M. J. Whitman Advisers, Inc. and Martin J. Whitman beneficially own 133,111, 265,481 and 24,244, respectively, of such shares.

         (5) As reported to the Corporation by Artisan Partners Limited Partnership ("Artisan Partners"), that partnership or Artisan Investment
Corporation ("Artisan Corp.") or Andrew A. Ziegler, individually, or Carlene Murphy Ziegler, individually, had sole voting and dispositive power with respect to none of such shares and shared voting and dispositive power with respect to 330,903 shares by reasons of advisory and other relationships with the persons who own the shares. Artisan Partners is an investment adviser; Artisan Corp. is the General Partner of Artisan Partners; and Mr. Ziegler and Ms. Ziegler are the principal stockholders of Artisan Corp.

         (6) As reported to the Corporation by First Manhattan Co., that partnership had sole voting and dispositive power with respect to 2,000 shares, shared voting power with respect to 205,146 shares and shared dispositive power with respect to 215,671 shares by reasons of advisory and other relationships with the persons who own the shares.

         (7) Includes 1,500 shares held by a retirement trust for the benefit of Mr. Henderson.

         (8) Includes (a) the shares owned by the partnership and trusts referred to in Notes (1) and (2), respectively, to the above table, (b) 36,100 shares subject to immediately exercisable stock options (including those referred to in Note (3) to the above table), (c) 1,500 shares held in a retirement trust for the benefit of Mr. Henderson and (d) 75,620 shares owned by immediate family members of Mr. Thomas.

                       ELECTION OF DIRECTORS (PROPOSAL 1)

         Five directors are proposed to be elected at the meeting to serve until the next Annual Meeting of Shareholders or until their respective successors shall be elected and qualified. The persons named in the accompanying form of proxy intend to vote such proxy for the election of the nominees named below as directors of the Corporation to serve until the next Annual Meeting of Shareholders or until their respective successors shall be elected and qualified, unless otherwise properly indicated on such proxy. If any nominee shall become unavailable for any reason, the persons named in the accompanying form of proxy are expected to consult with the Board of Directors of the Corporation in voting the shares represented by them at the Annual Meeting. The Board of Directors has no reason to doubt the availability of any of the nominees and no reason to believe that any of the nominees will be unable or unwilling to serve the entire term for which election is sought.

         The names of the nominees, along with certain information concerning them, are set forth below.

GRAEME W. HENDERSON

         Mr. Henderson, age 68, has been a director of the Corporation since 1976 and previously served as a director of the Corporation from 1962 to 1964. Mr. Henderson has been self-employed as a private investor and consultant for more than five years. He served as a director of Starwood Hotels and Resorts Worldwide, Inc. from 1986 to February 1999.

*GARY L. MARTIN

         Mr. Martin, age 55, has been a director of the Corporation since July 1988 and has served as Vice President of the Corporation since July 1984. He previously served as Vice President of the Corporation from 1978 to 1980. Since 1980, Mr. Martin has served as President of The Whitmore Manufacturing Company, a wholly-owned portfolio company of the Corporation.

JAMES M. NOLAN

         Mr. Nolan, age 68, has been a director of the Corporation since July 1980. He has been self-employed as a private investor and consultant to the telecommunications industry since 1978 and served as a director of DSC Communications Corporation from 1981 to 1996.

*WILLIAM R. THOMAS

         Mr. Thomas, age 73, has served as Chairman of the Board of Directors of the Corporation since July 1982 and President of the Corporation since 1980. In addition, he has been a director of the Corporation since 1972 and was previously Senior Vice President of the Corporation from 1969 to 1980. Mr.

Thomas also serves as a director of Alamo Group Inc., Encore Wire Corporation and Palm Harbor Homes, Inc.

JOHN H. WILSON

         Mr. Wilson, age 59, has been a director of the Corporation since July 1988. He has been President of U. S. Equity Corporation, a venture capital investment firm, since 1983 and was President of Whitehall Corporation from 1995 to 1998. Mr. Wilson also serves as a director of Encore Wire Corporation and Palm Harbor Homes, Inc.

* Messrs. Martin and Thomas are "interested persons" as that term is defined in Section 2(a)(19) of the Investment Company Act of 1940.

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors of the Corporation has established an Audit Committee and a Compensation Committee to assist the Board in carrying out its duties. The Audit Committee monitors the Company's financial reports and accounting practices to ascertain that they are within acceptable limits of sound practice; reviews audit reports submitted by the Corporation's independent auditors; makes recommendations to the Board of Directors regarding the engagement of the independent auditors for audit and non-audit services; evaluates the independence of the auditors; and reviews with the independent auditors the fee, scope and timing of audit and non-audit services. The Compensation Committee periodically reviews the compensation, employee benefit plans and other fringe benefits paid to or provided for officers and directors of the Corporation and approves the annual salaries and bonuses of officers of the Corporation. The Corporation does not have a Nominating Committee.

         Messrs. Graeme W. Henderson, James M. Nolan and John H. Wilson are presently members of both the Audit and Compensation Committees. During the fiscal year of the Corporation ended March 31, 2002, five meetings (including one telephone meeting) of the Board of Directors were held. In addition, two meetings (including one telephone meeting) of the Compensation Committee and two meetings of the Audit Committee were held. Each of the directors attended at least 75% of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all committees on which he served.

                          REPORT OF THE AUDIT COMMITTEE

         The Audit Committee consists of the three independent members of the Corporation's Board of Directors. The duties and responsibilities of the Audit Committee are set forth in the Audit Committee Charter, which the Board of Directors adopted on April 17, 2000 and reviews on an annual basis.

         The Audit Committee has discharged its duties and responsibilities pursuant to the Audit Committee Charter and has:

o Reviewed and discussed the audited consolidated financial statements for the fiscal year ended March 31, 2002 with the management and with the independent auditors;

o Discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards); and,

o Received and discussed the written disclosures from the independent auditors required by Independence Standards Board Statement No. 1 (Independence Discussions with Audit Committee).

         Based on such review and discussions with management and the independent auditors, the Audit Committee recommends to the Board of Directors that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended March 31, 2002, for filing with the Securities and Exchange Commission.

                                        Audit Committee
                                        Graeme W. Henderson, Chairman
                                        James M. Nolan
                                        John H. Wilson

                      REPORT OF THE COMPENSATION COMMITTEE

         The goals of the Corporation's compensation program are to attract, retain and motivate competent executive officers who have the experience and ability to contribute materially to the success of the Corporation's venture capital and business development activities. The individual judgments made by the Compensation Committee are subjective and are based largely on the Committee's perception of each executive's contribution to both the past performance and the long-term growth potential of the Corporation. The principal elements of compensation for executive officers are base salary, discretionary bonus payments, stock options granted under the Stock Option Plan and contributions pursuant to the Employee Stock Ownership Plan.

         Base salaries were determined by the Committee in July 2001 for each of the executive officers on an individual basis, taking into consideration individual contributions to the Corporation's performance, length of tenure with the Corporation, compensation levels for comparable positions and internal equities among positions. In addition to base salaries, certain executive officers received bonus payments in March 2002, the amounts of which were determined by the Committee on a discretionary basis, taking into consideration individual performance, with particular emphasis on contributions to the Corporation's achievement of long-term investment objectives.

         In July 2001, the Committee established the base salary of the Corporation's chief executive officer, William R. Thomas, at $250,000 per annum, a continuation of the level established in July 1993. The compensation level for Mr. Thomas was determined on the basis of the factors cited above, all of which are applicable to him as well as other executive officers. Other relevant factors considered by the Committee were the Corporation's performance and Mr. Thomas' role in defining and accomplishing the Corporation's long-term investment objectives and administering its investment management activities. At Mr. Thomas' request, he was not awarded a year-end bonus in March 2002.

         An additional equity incentive is provided by the Corporation's Employee Stock Ownership Plan, to which the Corporation contributed 5.0% of each participating employee's covered compensation for the fiscal year ended March 31, 2002, a decrease from the 7.5% of covered compensation contributed in the previous fiscal year.

                                        Compensation Committee
                                        James M. Nolan, Chairman
                                        Graeme W. Henderson
                                        John H. Wilson


                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Compensation of Directors

         In addition to reimbursement of travel expenses for attendance at board meetings, a director who is not an employee of the Corporation receives an annual fee of $16,000 for service as a director and $6,000 for service as chairman of a committee of the Board of Directors. In addition, a director who is not an employee of the Corporation receives $1,000 for each directors' meeting (excluding telephone meetings) and $500 for each committee meeting attended, subject to a maximum of $6,000 per year in aggregate meeting fees. Directors' meetings are normally held on a quarterly basis.

Compensation Committee Interlocks and Insider Participation

         None of the Corporation's executive officers served as a member of the Compensation Committee of the Board of Directors or as a director of any other entity, one of whose executive officers served as a member of the Compensation Committee of the Corporation's Board of Directors.

Summary Compensation Table

         The following table sets forth summary information regarding the compensation (excluding retirement benefits) earned by or paid to William R. Thomas, President and Chairman of the Board; Gary L. Martin, Vice President; Patrick F. Hamner, Vice President; and William M. Ashbaugh, Vice President, all of whom are officers of the Corporation whose total compensation earned during the fiscal year ended March 31, 2002 exceeded $100,000.


                                                     Annual Compensation
                                         ----------------------------------------
      Name and               Fiscal                                 Other Annual      All Other
Principal Position            Year        Salary         Bonus    Compensation(1)  Compensation(2)
------------------           ------      --------      --------   ---------------  ---------------
William R. Thomas             2002       $250,000      $ 10,417       $  8,500        $   --
     Chairman of the          2001        250,000        10,417         12,750            --
     Board and President      2000        250,000        10,417         16,000            --

Gary L. Martin                2002        178,800        17,077           --              --
     Vice President           2001        172,500        16,683           --              --
                              2000        169,500        22,380           --             3,200

Patrick F. Hamner             2002        172,500        37,500           --             8,500
     Vice President           2001        145,000        42,250           --            12,750
                              2000        126,252        50,417          2,027          13,973

William M. Ashbaugh           2002         96,410        14,222           --              --
     Vice President           2001           --            --             --              --
                              2000           --            --             --              --


------------------
(1) Amounts accrued for each executive officer in lieu of a contribution to his account in an employee stock ownership plan for employees of the Corporation and one of its wholly-owned portfolio companies (the "ESOP").

(2)      Amounts contributed to the ESOP accounts of each executive officer.

         The aggregate amount of perquisites and other personal benefits provided to Messrs. Thomas, Martin, Hamner and Ashbaugh was less than 10% of the total of annual salary and bonus of such officers.

         In accordance with the Corporation's established policy, its officers and employees are required to remit to the Corporation all compensation received for serving as a director of any portfolio company of the Corporation.

Additional Compensation Information

         The following table sets forth additional compensation information for the fiscal year ended March 31, 2002 for each of the three highest-paid executive officers whose compensation exceeded $60,000 (William R. Thomas and Gary L. Martin, both of whom are directors of the Corporation, and Patrick F. Hamner) and for all other directors (Graeme W. Henderson, James M. Nolan and John H. Wilson), none of whom are employees of the Corporation.


                                                    Pension or Retirement
                                   Aggregate         Benefits Accrued as         Estimated Annual
                               Compensation from    Part of Corporation's          Benefits Upon
Name and Position               the Corporation            Expenses                  Retirement
-----------------              -----------------    ---------------------        ----------------
William R. Thomas (1)              $268,917                  (3)                        (4)
     Director, Chairman
     and President

Gary L. Martin (1)                  195,877                  (3)                        (4)
     Director and Vice
     President

Patrick F. Hamner (1)               218,500                  (3)                        (4)
     Vice President

Graeme W. Henderson (2)              28,000                 None                       None
     Director

James M. Nolan (2)                   26,000                 None                       None
     Director

John H. Wilson (2)                   22,000                 None                       None
     Director


(1) See Option Exercises and Fiscal Year End Values for information regarding stock options exercised during or held at the end of the fiscal year ended March 31, 2002. See Retirement Plans for information on the Corporation's Retirement Plan and Retirement Restoration Plan. See Stock Ownership Plan for a description of the Corporation's Employee Stock Ownership Plan and Summary Compensation Table for amounts contributed to each officer's ESOP account.

(2) Directors who are not employees of the Corporation are compensated as described under Compensation of Directors and are not participants in the Corporation's Retirement Plan or Employee Stock Ownership Plan.

(3) As described in Note 8 to the Corporation's Consolidated Financial Statements, the Retirement Plan was overfunded and therefore generated a benefit for the year ended March 31, 2002. After deducting the expense of the unfunded Retirement Restoration Plan, the Corporation's net benefit attributable to both plans was $504,536 for the year ended March 31, 2002. The Corporation's net benefit is not allocated to individual plan participants.

(4) Individual retirement benefits are based on formulas relating benefits to average final compensation and years of credited service. See Retirement Plans which includes both a table of estimated annual retirement benefits and a description of the retirement benefits currently payable to Mr. Thomas.


Option Grants in Last Fiscal Year

                         Number of                                        Potential Realizable Value
                        Securities     % of Total                         at Assumed Annual Rates of
                        Underlying   Options Granted                       Stock Price Appreciation
                          Options     to Employees     Exercise   Expiration  for Option Term (2)
Name                    Granted (1)  in Fiscal Year   Price ($/Sh)   Date      5% (3)     10% (4)
----                    -----------  --------------   ------------   ----      ------     -------
Patrick F. Hamner         10,000         22.7%           $65.00      7/16/11   $408,782  $1,035,933

William M. Ashbaugh       15,000         34.1%            65.70      8/27/11    619,776   1,570,633


(1) Mr. Hamner's options become exercisable in five equal annual installments beginning July 16, 2002 and Mr. Ashbaugh's options become exercisable in ten equal annual installments beginning August 27, 2002.

(2) The values shown are based on the indicated assumed annual rates of appreciation compounded annually over the term of the option. Actual gains realized, if any, on stock option exercises and common stock holdings are dependent on the future performance of the common stock and overall stock market conditions. There can be no assurance that values shown in this table will be achieved.

(3) Represents an assumed market price per share of common stock of $105.88 at July 16, 2011 and $107.02 at August 27, 2011.

(4) Represents an assumed market price per share of common stock of $168.59 at July 16, 2011 and $170.41 at August 27, 2011.

Option Exercises and Fiscal Year End Values

         The following table discloses, for the named executive officers, information regarding stock options exercised during, or held at the end of, fiscal 2002.


                                                    Number of Securities          Value of Unexercised
                       Shares                      Underlying Unexercised         In-the-Money Options
                     Acquired on     Value           Options at 3/31/02               at 3/31/02 (2)
Name                Exercise (#) Realized (1)  Exercisable(#)  Unexercisable(#)  Exercisable Unexercisable
----                ------------ ------------  --------------  ----------------  ----------- -------------
William R. Thomas       -            -            4,800            1,200            $   -       $  -

Gary L. Martin          -            -           14,000              -              $463,750    $  -

Patrick F. Hamner       -            -           16,500           17,500             463,750       -

William M. Ashbaugh     -            -             -              15,000                -          -

----------------
(1) Value realized is calculated as the fair market value on the date of exercise net of the option exercise price, but before any tax liabilities or transaction costs.

(2) Value of unexercised options is calculated as the closing market price on March 28, 2002 ($68.75) net of the option exercise price, but before any tax liabilities or transaction costs.

Retirement Plans

         The foregoing Summary Compensation Table does not include any contribution, payment or accrual under a qualified non-contributory retirement plan (the "Retirement Plan") maintained by the Corporation and certain of its wholly-owned portfolio companies as such amounts cannot readily be separately or individually calculated. Messrs. Hamner, Martin and Thomas participate in the Retirement Plan. An eligible employee or his survivor will be entitled under the Retirement Plan to receive, upon retirement, death or disability, monthly payments based upon formulas relating benefits to salary and years of credited service, which is generally determined by averaging the five consecutive years of highest compensation prior to retirement. Salaries and bonuses (excluding other annual compensation) reported in the foregoing Summary Compensation Table are substantially identical to compensation covered by the Retirement Plan ("Covered Compensation").

         The following table sets forth, for purposes of illustration, the estimated annual retirement benefit payable under the Retirement Plan as a straight life annuity upon retirement to participants of specified Covered Compensation and years of credited service who are fully vested (five years of service). Messrs. Hamner, Martin and Thomas had 20, 29 and 40 years, respectively, of credited service under the plan as of May 1, 2002. All calculations assume retirement in 2002 at age 65 (normal retirement age).

     Total Covered                       Estimated Annual Benefits
     Compensation                          Based on Service of:
                           15 Years   20 Years   25 Years   30 Years   35 Years
                           --------   --------   --------   --------   --------
     $125,000............. $ 31,779   $ 42,372   $ 52,965   $ 63,558   $ 74,151
      150,000.............   38,904     51,872     64,840     77,808     90,776
      175,000.............   46,029     61,372     76,715     92,058    107,401
      200,000.............   53,154     70,872     88,590    106,308    124,026
      225,000............    60,279     80,372    100,465    120,558    140,651
      250,000............    67,404     89,872    112,340    134,808    157,276
      300,000............    81,654    108,872    136,090    163,308    190,526
      350,000.............   95,904    127,872    159,840    191,808    223,776
      400,000.............  110,154    146,872    183,590    220,308    257,026

         Certain of the amounts in the above table are subject to reduction because applicable federal regulations limit the amount of annual benefits payable to certain higher-paid participants under a tax-qualified retirement plan such as the Retirement Plan. The extent of such reductions will vary in individual cases according to circumstances existing at the time pension payments commence. Consequently, the Corporation and certain of its wholly-owned portfolio companies have adopted an unfunded benefit equalization plan (the "Retirement Restoration Plan") to compensate employees of the Corporation and chief executive officers of certain of the Corporation's wholly-owned portfolio companies for the loss of retirement benefits resulting from such limitations. This Retirement Restoration Plan provides for the payment, upon retirement, of the difference between the maximum annual payment permissible under the Retirement Plan pursuant to federal limitations and the amount which would otherwise have been payable.

         Mr. Thomas is entitled to a substantially increased annual retirement benefit as a result of his service beyond the normal retirement age and to an additional annual retirement benefit as a result of his credited service prior to April 1972 under a retirement benefit formula of the Corporation's Retirement Plan which was modified for credited service subsequent to April 1972. Although Mr. Thomas is a full-time employee of the Corporation, Section 401(a)(9) of the Internal Revenue Code required that he begin receiving monthly retirement benefit payments on April 1, 2000 because of his age and ownership of more than 5% of the Corporation's common stock. Retirement benefits payable (for life only) to Mr. Thomas under the Retirement Plan and Retirement Restoration Plan total $440,342 per annum.

Stock Ownership Plan

         The Corporation maintains an employee stock ownership plan ("ESOP") for employees of the Corporation and one of its wholly-owned portfolio companies in which Mr. Hamner participates. The Whitmore Manufacturing Company maintains an employee stock ownership plan for its employees, in which Mr. Martin participates. Employees who have completed one year of credited service, as defined in the plan, are eligible to participate in the ESOP. Contributions to the ESOP are discretionary, within limits established by the Internal Revenue

Code. Funds contributed to the trust established under the ESOP are applied by the trustees to the purchase, in the open market at prevailing market prices, of Common Stock of the Corporation. A participant's interest in contributions to the ESOP fully vests after five years of credited service, and such vested interest is distributed to a participant at retirement, death or total disability, or after a one year break in service resulting from termination of employment for any other reason. See Note (2) to the table under STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS.

          COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires officers and directors of the Corporation and persons who beneficially own more than ten percent of the Corporation's common stock to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than ten percent beneficial owners also are required by rules promulgated by the SEC to furnish the Corporation with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of such forms furnished to the Corporation, or written representations that no Form 5 filings were required, the Corporation believes that each of its officers, directors and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements applicable to them during the year ended March 31, 2002.

                              AUDIT AND OTHER FEES

         The aggregate fees for professional services rendered by KPMG LLP for the audit of the Corporation's annual consolidated financial statements for the year ended March 31, 2002, and the reviews of the financial statements included in the quarterly Reports on Forms 10-Q for the year ended March 31, 2002, were $40,500. Non-audit fees of $3,900 for the year ended March 31, 2002 consisted of tax services. The Audit Committee has considered whether the provision by KPMG LLP of non-audit services are compatible with maintaining KPMG LLP's independence.


                                PERFORMANCE GRAPH

         The  following  graph  compares  the  Corporation's   cumulative  total
stockholder  return during the last five years (based on the market price of the common  stock and  assuming  reinvestment  of all  dividends  and tax credits on retained  long-term  capital  gains) with the Total  Return Index for the Nasdaq
Stock  Market  (U.S.  Companies)  and with the Total  Return  Index  for  Nasdaq
Financial  Stocks,  both of which  indices have been  prepared by the Center for
Research in Security Prices at the University of Chicago.



                Comparison of Five Year Cumulative Total Returns


        Nasdaq Total Return (U.S.)     Nasdaq Financial Stocks    Capital Southwest Corporation
1997              100.000                     100.000                       100.000
1998              151.573                     155.678                       142.215
1999              204.794                     140.283                       111.250
2000              380.907                     132.946                       85.640
2001              152.338                     147.034                       102.813
2002              153.408                     183.007                       109.777


          APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS (PROPOSAL 2)

         The Board of Directors has appointed the firm of KPMG LLP as independent auditors for the fiscal year ending March 31, 2003, subject to ratification by the shareholders. A representative of KPMG LLP is expected to be present at the Annual Meeting with an opportunity to make a statement, and will be available to respond to appropriate questions.

         In order to approve the appointment of KPMG LLP as independent auditors for the Corporation for the year ending March 31, 2003, the proposal must receive the favorable vote of a majority of the shares entitled to vote and represented at the Annual Meeting.

                  SHAREHOLDER PROPOSALS FOR 2003 ANNUAL MEETING

         Any shareholder proposal to be considered by the Corporation for inclusion in the proxy material for the 2003 Annual Meeting of Shareholders must be received by the Secretary of the Corporation, 12900 Preston Road, Suite 700, Dallas, Texas 75230, no later than February 3, 2003. Mere submission of a proposal for consideration does not guarantee its inclusion in the proxy material or presentation at the meeting. All shareholder proposals are subject to the rules under the federal securities laws.

                       EXPENSES OF SOLICITATION OF PROXIES

         In addition to the use of the mails, proxies may be solicited by personal interview and telephone by directors, officers and other employees of the Corporation, who will not receive additional compensation for such services. The Corporation will also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting materials to the beneficial owners of stock held of record by them and will reimburse such persons for forwarding materials. The cost of soliciting proxies will be borne by the Corporation.

                                  ANNUAL REPORT


         The Annual Report to Shareholders covering the fiscal year ended March 31, 2002 accompanies this proxy statement, but is not deemed a part of the proxy soliciting material.

         A copy of the fiscal 2002 Form 10-K report to the Securities and Exchange Commission will be mailed to shareholders without charge upon written request to Susan K. Hodgson, Secretary, Capital Southwest Corporation, 12900 Preston Road, Suite 700, Dallas, Texas 75230.

                                                                      Appendix A

                          Capital Southwest Corporation

            PROXY FOR ANNUAL MEETING OF SHAREHOLDERS -- JULY 15, 2002

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                     BOARD OF DIRECTORS OF THE CORPORATION.

         The undersigned (1) acknowledges receipt of the Notice of Annual Meeting of Shareholders of Capital Southwest Corporation, a Texas corporation, (the "Corporation") to be held on Monday, July 15, 2002, at 10:00 a.m., Dallas time, in the Meeting Room (1st floor) of the North Dallas Bank Tower, 12900
Preston Road, Dallas, Texas, and the Proxy Statement in connection therewith; and (2) appoints James M. Nolan, William R. Thomas and John H. Wilson, and each of them, his proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote upon and act with respect to all of the shares of Common Stock of the Corporation standing in the name of the undersigned, or with respect to which the undersigned is entitled to vote and act at the meeting and at any adjournment thereof, and the undersigned directs that this proxy be voted:

                          IMPORTANT: SIGN ON OTHER SIDE

     FOR all nominees        WITHHOLD AUTHORITY
      listed at right            to vote for
     (except as marked           all nominees
    to the contrary below)     listed at right     Nominees: Graeme W. Henderson
                                                             Gary L. Martin
1.  Election of                                              James M. Nolan
    Directors     ____               ___                     William R. Thomas
                                                             John H. Wilson

(INSTRUCTION:  To withhold authority to vote
for  any  individual  nominee,   write  that
nominee's name in the space provided below.)

____________________________________________

                                                        FOR    AGAINST   ABSTAIN

          2.   Proposal to ratify the  appointment
               of KPMG LLP as independent auditors
               for the Corporation.                    ______   ______   _______


          3. In the discretion of the proxies, on any other matter that may properly come before the meeting or, subject to the conditions in the Proxy Statement, any adjournment thereof.

               This proxy when properly executed will be voted in the manner directed. Unless otherwise marked, this proxy will be voted for the election of the persons named at the left hereof and for the proposal described in (2) above.

               If more than one of the proxies named herein shall be present in person or by substitute at the meeting or at any adjournment thereof, the majority of the proxies so present and voting, either in person or by substitute, shall exercise all of the powers hereby given.

               The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that the proxies, their substitutes, or any of them, may lawfully do by virtue hereof.

          PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED.


________________________  ________________________  ____________________
Signature of Shareholder  Signature of Shareholder  Title, if applicable

                                                    Date: ________________, 2002

NOTE: Please date this proxy and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer. EACH JOINT TENANT SHOULD SIGN.